Exhibit 5.1

[LETTERHEAD OF SEYFARTH SHAW LLP]

September 14, 2020

ClearOne, Inc.

5225 Wiley Post Way

Suite 500

Salt Lake City, UT 84116

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ClearOne, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated September 13, 2020, to a Prospectus, dated September 1, 2020 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-248412 (the “Registration Statement”) to be filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of an aggregate of 2,116,050 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Securities Purchase Agreement, dated September 13, 2020, between the Company and the purchasers named therein (the “Purchase Agreement”). The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)           the Certificate of Incorporation of the Company, as in effect on the date hereof (the “Charter”);

(ii)          the Bylaws of the Company, as in effect on the date hereof (the “By-Laws”);

(iii)         the Registration Statement and all exhibits thereto;

(iv)         The Prospectus and Prospectus Supplement;

(v)          The Purchase Agreement;

(vi)       a status certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware;

(vii)       a status certificate of the Secretary of State of the State of Utah, dated as of a recent date, to the effect that the Company is a foreign corporation duly qualified and authorized to conduct business in the State of Utah;

(viii)      the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares; and

(ix)       such other corporate records, documents and other instruments as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

In reaching the opinions set forth below, we have assumed the following:

(a)         each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)         each natural person executing any of the Documents is legally competent to do so;

(c)         any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)         all certificates submitted to us are true, correct and complete both when made and as of the date hereof;

The scope of this opinion is limited to the laws of the State of Delaware, including without limitation applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that as of the date hereof, the Shares have been duly authorized, and when issued and sold pursuant to the Registration Statement and Prospectus Supplement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the registration of the Securities that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ SEYFARTH SHAW LLP